Gibraltar Reports Third-Quarter 2017 Financial Results
Exceeds Q3 Earnings Guidance, Achieving GAAP EPS of $0.64 and Adjusted EPS of $0.67;
Revises Full Year Revenue and Narrows Earnings Guidance

Buffalo, New York, November 3, 2017 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets, today reported its financial results for the three- and nine-month periods ended September 30, 2017. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Third-quarter Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended September 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$275	$273	1%	$275	$273	1%
Net Income	$20.6	$13.8	49%	$21.5	$17.6	22%
Diluted EPS	$0.64	$0.43	49%	$0.67	$0.55	22%

The Company reported third-quarter 2017 net sales of $275 million, attaining the lower end of the Company’s expectations of $275 million to $280 million as noted in its second-quarter earnings release. The 1 percent year-over-year sales increase was driven primarily by sales in the Residential and Renewable Energy & Conservation segments and the effect of its recent acquisitions, which offset the impact of the exit of the U.S. bar grating product line and its European residential solar racking business at the end of 2016, which provided $17 million in sales in the third quarter of 2016, as well as lower infrastructure activity. GAAP and adjusted earnings exceeded Company guidance due to the strong performance of the Residential Products business, improving margins in the Renewable Energy & Conservation space, and the benefit of lower corporate costs related to compensation plans.
The adjusted amounts for the third quarter 2017 and 2016 remove special items from both periods, as described in the appended reconciliation of adjusted financial measures.
Management Comments
“We delivered another quarter of solid results as we continue to build positive momentum at Gibraltar,” said President and CEO Frank Heard. “We exceeded our GAAP and adjusted earnings guidance, reporting a 49% increase in GAAP EPS and a 22% increase in adjusted EPS. Earnings growth outpaced the increase in sales, which were in line with guidance, as a result of the success of our value creation strategy.”
“During the quarter, we made excellent progress on our four-pillar strategy, as we achieved a number of notable accomplishments,” added Heard. “We delivered 190 basis points of margin improvement from 80/20 simplification projects, our innovation efforts are resulting in new product development successes across Gibraltar’s businesses, and the integration of the Nexus and Package Concierge acquisitions are generating improved financial results and enhancing Gibraltar’s long-term competitive position.”

Third-quarter Segment Results

Residential Products
For the third quarter, the Residential Products segment reported:

	Three Months Ended September 30,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$130	$118	10%	$130	$118	10%
Operating Margin	18.4%	16.5%	190 bps	19.1%	17.2%	190 bps

The 10 percent increase in third-quarter 2017 net sales in Gibraltar’s Residential Products segment reflects improvement in the repair and remodel and new housing construction markets, growing demand for the Company’s commercial package solutions, and the contribution of the Package Concierge acquisition.
Strong demand for electronic package lockers, as well as the benefit of 80/20 initiatives contributed to the segment’s GAAP and adjusted operating margin improvement. The adjusted operating margin for the third quarter of 2017 and 2016 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial & Infrastructure Products
For the third quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended September 30,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$57	$73	(22)%	$57	$73	(22)%
Operating Margin	4.5%	2.6%	190 bps	5.1%	7.0%	(190) bps

Third-quarter 2017 revenues in Gibraltar’s Industrial & Infrastructure Products segment were down, with 94 percent of the decline driven by the 2016 divestiture of the US bar grating product line. The remaining decline reflects lower activity in the infrastructure marketplace. Backlog and bookings for the infrastructure business increased year over year and the Company expects continued backlog improvement for the remainder of 2017 as the infrastructure market recovers. The Company also expects new products in the industrial business to continue to gain traction during the fourth quarter of 2017.
GAAP and adjusted operating margins for the segment were affected by lower volumes and continue to reflect less favorable alignment of material costs to customer selling prices. GAAP operating margin in 2016 reflects restructuring charges. This segment’s adjusted operating margin for the third quarters of 2017 and 2016 removes the special charges for portfolio management activities and restructuring initiatives under the 80/20 program.

Renewable Energy & Conservation
For the third quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended September 30,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$88	$82	7%	$88	$82	7%
Operating Margin	13.1%	20.0%	(690) bps	13.6%	20.0%	(640) bps

Renewable Energy and Conservation segment revenues were up 7 percent year over year due to the addition of the recently acquired Nexus business and an increase in the Company’s domestic markets, which offset a decline in international revenues and the exit of the European solar market. Segment backlog increased both sequentially and year over year on a proforma basis.
While improving significantly from the second-quarter 2017 and approaching its mid-teen target margin profile, the third-quarter 2017 GAAP and adjusted operating margin still reflects a less favorable alignment of material costs to customer selling prices. This segment’s adjusted operating margin for the third quarter 2017 removes the special charges for restructuring initiatives under the Company’s 80/20 program and portfolio management activities.
Business Outlook
“Looking ahead, we continue to expect generally favorable market conditions for each of our segments, and increased bidding activity and continued backlog growth in our Industrial & Infrastructure and Renewable Energy & Conservation segments. While we see reason for some caution in certain of our end markets, we are optimistic about the final quarter of the year and are narrowing full-year earnings guidance within our previous guidance range.
“For the fourth quarter of 2017 our priorities will be to accelerate new product development initiatives, seek value-added acquisitions in attractive end markets, and advance 80/20 projects. We expect that the execution of our five-year strategy and the continued success of these initiatives will build sustainable long-term value for our shareholders,” concluded Heard.
The Company is adjusting its full-year revenue guidance in the range of $960 million and $965 million. The Company is narrowing its full-year earnings guidance and expects GAAP EPS to be between $1.40 and $1.47 per diluted share, or $1.60 to $1.67 on an adjusted basis. In 2016, GAAP EPS was $1.05, or $1.67 on an adjusted basis. While year-over-year adjusted earnings are projected to be essentially flat, the Company continues to expect increasing return on invested capital and liquidity.
For the fourth quarter of 2017, the Company is expecting revenue in the range of $231 million to $236 million, and GAAP EPS to be between $0.23 and $0.30 per diluted share, or $0.29 to $0.36 per diluted share on an adjusted basis.

FY 2017 Guidance Reconciliation
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$84-88	8.8-9.1%	$24-25	$46-48	$1.40-1.47
Restructuring Costs	10	1.0%	4	6	0.20

Adjusted Measures	$94-98	9.8-10.1%	$28-29	$52-54	$1.60-1.67

Third-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the third quarter of 2017. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of gains/losses on sales of assets, restructuring primarily associated with the 80/20 simplification initiative, acquisition-related items, and other reclassifications. These adjustments are shown in the non-GAAP reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement
Gibraltar expects to release its financial results for the three-month and full-year periods ending December 31, 2017, on Thursday, February 22, 2018, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Timothy Murphy
Chief Financial Officer
(716) 826-6500 ext. 3277
tfmurphy@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Sales	$274,574	$272,734	$728,806	$776,143
Cost of sales	205,839	204,847	548,991	585,263
Gross profit	68,735	67,887	179,815	190,880
Selling, general, and administrative expense	33,042	41,365	109,513	118,021
Income from operations	35,693	26,522	70,302	72,859
Interest expense	3,486	3,625	10,612	10,982
Other expense	404	159	811	8,319
Income before taxes	31,803	22,738	58,879	53,558
Provision for income taxes	11,184	8,952	21,090	12,131
Income from continuing operations	20,619	13,786	37,789	41,427
Discontinued operations:
Loss before taxes	—	—	(644)	—
Benefit of income taxes	—	—	(239)	—
Loss from discontinued operations	—	—	(405)	—
Net income	$20,619	$13,786	$37,384	$41,427
Net earnings per share – Basic:
Income from continuing operations	$0.65	$0.44	$1.19	$1.32
Loss from discontinued operations	—	—	(0.01)	—
Net income	$0.65	$0.44	$1.18	$1.32
Weighted average shares outstanding – Basic	31,703	31,579	31,700	31,493
Net earnings per share – Diluted:
Income from continuing operations	$0.64	$0.43	$1.17	$1.29
Loss from discontinued operations	—	—	(0.01)	—
Net income	$0.64	$0.43	$1.16	$1.29
Weighted average shares outstanding – Diluted	32,210	32,176	32,216	32,005

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$208,032	$170,177
Accounts receivable, net	166,718	124,072
Inventories	85,156	89,612
Other current assets	8,195	7,336
Total current assets	468,101	391,197
Property, plant, and equipment, net	94,488	108,304
Goodwill	321,093	304,032
Acquired intangibles	107,943	110,790
Other assets	4,672	3,922
	$996,297	$918,245
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$96,181	$69,944
Accrued expenses	83,264	70,392
Billings in excess of cost	18,234	11,352
Current maturities of long-term debt	400	400
Total current liabilities	198,079	152,088
Long-term debt	209,425	209,237
Deferred income taxes	38,162	38,002
Other non-current liabilities	45,200	58,038
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 32,275 shares and 32,085 shares issued and outstanding in 2017 and 2016	322	320
Additional paid-in capital	269,880	264,418
Retained earnings	249,386	211,748
Accumulated other comprehensive loss	(4,290)	(7,721)
Cost of 588 and 530 common shares held in treasury in 2017 and 2016	(9,867)	(7,885)
Total shareholders’ equity	505,431	460,880
	$996,297	$918,245

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash Flows from Operating Activities
Net income	$37,384	$41,427
Loss from discontinued operations	(405)	—
Income from continuing operations	37,789	41,427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,427	17,551
Stock compensation expense	5,069	4,666
Net gain on sale of assets	(139)	(225)
Loss on sale of business	—	8,763
Exit activity (recoveries) costs, non-cash	(1,931)	3,876
(Benefit of) provision for deferred income taxes	(136)	355
Other, net	1,411	735
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(42,310)	3,796
Inventories	2,016	9,738
Other current assets and other assets	(2,002)	(1,901)
Accounts payable	25,134	2,367
Accrued expenses and other non-current liabilities	7,503	11,038
Net cash provided by operating activities	48,831	102,186
Cash Flows from Investing Activities
Cash paid for acquisitions, net of cash acquired	(18,494)	(2,314)
Net proceeds from sale of property and equipment	12,935	249
Purchases of property, plant, and equipment	(5,152)	(7,600)
Net proceeds from sale of business	—	8,250
Other, net	—	1,118
Net cash used in investing activities	(10,711)	(297)
Cash Flows from Financing Activities
Long-term debt payments	(400)	(400)
Payment of debt issuance costs	—	(54)
Purchase of treasury stock at market prices	(1,982)	(1,178)
Net proceeds from issuance of common stock	649	2,892
Net cash (used in) provided by financing activities	(1,733)	1,260
Effect of exchange rate changes on cash	1,468	1,055
Net increase in cash and cash equivalents	37,855	104,204
Cash and cash equivalents at beginning of year	170,177	68,858
Cash and cash equivalents at end of period	$208,032	$173,062

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2017
	As Reported In GAAP Statements	Acquisition & Restructuring Charges	Portfolio Management	Senior Leadership Transition Costs	Adjusted Financial Measures
Net Sales
Residential Products	$129,501	$—	$—	$—	$129,501
Industrial & Infrastructure Products	57,162	—	—	—	57,162
Less Inter-Segment Sales	(224)	—	—	—	(224)
	56,938	—	—	—	56,938
Renewable Energy & Conservation	88,135	—	—	—	88,135
Consolidated sales	274,574	—	—	—	274,574

Income from operations
Residential Products	23,764	1,008	—	—	24,772
Industrial & Infrastructure Products	2,554	(15)	101	260	2,900
Renewable Energy & Conservation	11,549	534	(77)	—	12,006
Segments income	37,867	1,527	24	260	39,678
Unallocated corporate expense	(2,174)	47	—	(762)	(2,889)
Consolidated income from operations	35,693	1,574	24	(502)	36,789

Interest expense	3,486	—	—	—	3,486
Other expense	404	—	—	—	404
Income before income taxes	31,803	1,574	24	(502)	32,899
Provision for income taxes	11,184	618	(267)	(183)	11,352
Income from continuing operations	$20,619	$956	$291	$(319)	$21,547
Income from continuing operations per share – diluted	$0.64	$0.03	$0.01	$(0.01)	$0.67

Operating margin
Residential Products	18.4%	0.8%	—%	—%	19.1%
Industrial & Infrastructure Products	4.5%	—%	0.2%	0.5%	5.1%
Renewable Energy & Conservation	13.1%	0.6%	(0.1)%	—%	13.6%
Segments margin	13.8%	0.6%	—%	0.1%	14.5%
Consolidated	13.0%	0.6%	—%	(0.2)%	13.4%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2016
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$117,957	$—	—	$—	$117,957
Industrial & Infrastructure Products	73,193	—	—	—	73,193
Less Inter-Segment Sales	(424)	—	—	—	(424)
	72,769	—	—	—	72,769
Renewable Energy & Conservation	82,008	—	—	—	82,008
Consolidated sales	272,734	—	—	—	272,734

Income from operations
Residential Products	19,407	580	252	—	20,239
Industrial & Infrastructure Products	1,913	3,185	—	—	5,098
Renewable Energy & Conservation	16,366	—	—	—	16,366
Segments income	37,686	3,765	252	—	41,703
Unallocated corporate expense	(11,164)	—	1,454	—	(9,710)
Consolidated income from operations	26,522	3,765	1,706	—	31,993

Interest expense	3,625	—	—	—	3,625
Other expense (income)	159	—	—	(230)	(71)
Income before income taxes	22,738	3,765	1,706	230	28,439
Provision for income taxes	8,952	1,221	588	86	10,847
Income from continuing operations	$13,786	$2,544	$1,118	$144	$17,592
Income from continuing operations per share -- diluted	$0.43	$0.08	$0.04	$—	$0.55

Operating margin
Residential Products	16.5%	0.5%	0.2%	—%	17.2%
Industrial & Infrastructure Products	2.6%	4.4%	—%	—%	7.0%
Renewable Energy & Conservation	20.0%	—%	—%	—%	20.0%
Segments margin	13.8%	1.4%	0.1%	—%	15.3%
Consolidated	9.7%	1.4%	0.6%	—%	11.7%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2017
	As Reported In GAAP Statements	Acquisition & Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$361,304	—	—	—	$361,304
Industrial & Infrastructure Products	165,806	—	—	—	165,806
Less Inter-Segment Sales	(994)	—	—	—	(994)
	164,812	—	—	—	164,812
Renewable Energy & Conservation	202,690	—	—	—	202,690
Consolidated sales	728,806	—	—	—	728,806

Income from operations
Residential Products	61,984	1,253	—	—	63,237
Industrial & Infrastructure Products	5,914	(15)	260	482	6,641
Renewable Energy & Conservation	18,381	534	252	2,342	21,509
Segments income	86,279	1,772	512	2,824	91,387
Unallocated corporate expense	(15,977)	325	(342)	—	(15,994)
Consolidated income from operations	70,302	2,097	170	2,824	75,393

Interest expense	10,612	—	—	—	10,612
Other expense	811	—	—	—	811
Income before income taxes	58,879	2,097	170	2,824	63,970
Provision for income taxes	21,090	813	69	(70)	21,902
Income from continuing operations	$37,789	$1,284	$101	$2,894	$42,068
Income from continuing operations per share – diluted	$1.17	$0.04	$—	$0.10	$1.31

Operating margin
Residential Products	17.2%	0.3%	—%	—%	17.5%
Industrial & Infrastructure Products	3.6%	—%	0.2%	0.3%	4.0%
Renewable Energy & Conservation	9.1%	0.3%	0.1%	1.2%	10.6%
Segments margin	11.8%	0.2%	0.1%	0.4%	12.5%
Consolidated	9.6%	0.2%	—%	0.4%	10.3%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2016
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$338,069	—	—	—	$338,069
Industrial & Infrastructure Products	234,590	—	—	—	234,590
Less Inter-Segment Sales	(1,164)	—	—	—	(1,164)
	233,426	—	—	—	233,426
Renewable Energy & Conservation	204,648	—	—	—	204,648
Consolidated sales	776,143	—	—	—	776,143

Income from operations
Residential Products	52,363	1,856	252	—	54,471
Industrial & Infrastructure Products	11,429	4,716	—	—	16,145
Renewable Energy & Conservation	34,969	—	—	—	34,969
Segments income	98,761	6,572	252	—	105,585
Unallocated corporate expense	(25,902)	31	1,454	—	(24,417)
Consolidated income from operations	72,859	6,603	1,706	—	81,168

Interest expense	10,982	—	—	—	10,982
Other expense (income)	8,319	—	—	(8,763)	(444)
Income before income taxes	53,558	6,603	1,706	8,763	70,630
Provision for income taxes	12,131	2,276	588	11,500	26,495
Income from continuing operations	$41,427	$4,327	$1,118	$(2,737)	$44,135
Income from continuing operations per share – diluted	$1.29	$0.14	$0.04	$(0.09)	$1.38

Operating margin
Residential Products	15.5%	0.5%	0.1%	—%	16.1%
Industrial & Infrastructure Products	4.9%	2.0%	—%	—%	6.9%
Renewable Energy & Conservation	17.1%	—%	—%	—%	17.1%
Segments margin	12.7%	0.8%	—%	—%	13.6%
Consolidated	9.4%	0.9%	0.2%	—%	10.5%